Exhibit 32-7
Certificate Pursuant to Section 1350 of Chapter 63 of Title 18 United States Code
The undersigned officer hereby certifies, as to the quarterly report on Form 10-Q of PECO Energy Company for the quarterly period ended June 30, 2010, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of PECO Energy Company.

/s/ Denis P. O’Brien
Denis P. O’Brien
Chief Executive Officer and President
Date: July 22, 2010
Exhibit 32-8
Certificate Pursuant to Section 1350 of Chapter 63 of Title 18 United States Code
The undersigned officer hereby certifies, as to the quarterly report on Form 10-Q of PECO Energy Company for the quarterly period ended June 30, 2010, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of PECO Energy Company.

/s/ Phillip S. Barnett
Phillip S. Barnett
Senior Vice President and Chief Financial Officer
Date: July 22, 2010